UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 6, 2007

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Facilities

On June 6, 2007, Forest entered into amended and restated credit facilities totaling $1,000,000,000.  The amended and restated facilities consist of a $850,000,000 U.S. credit facility (the “U.S. Facility”) through a syndicate of banks led by JPMorgan Chase Bank, N.A. and a $150,000,000 Canadian credit facility (the “Canadian Facility”, and together with the U.S. Facility, the “Credit Facilities”) through a syndicate of banks led by JPMorgan Chase Bank, N.A., Toronto Branch.  The Credit Facilities mature in June 2012. Subject to the agreement of Forest and the applicable lenders, the size of the Credit Facilities may be increased by $800,000,000 in the aggregate.

Forest’s availability under the Credit Facilities will be governed by a borrowing base (Global Borrowing Base) which currently is set at $1,400,000,000, with $1,250,000,000 allocated to the U.S. credit facility and $150,000,000 allocated to the Canadian credit facility.  The determination of the Global Borrowing Base is made by the lenders in their sole discretion taking into consideration the estimated value of Forest’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans.  The Global Borrowing Base is redetermined semi-annually and the available borrowing amount could be increased or decreased as a result of such redeterminations.  In addition, Forest and the lenders each have discretion at any time, but not more often than once during any calendar year, to have the Global Borrowing Base redetermined.

The Credit Facilities include terms and covenants that place limitations on certain types of activities, including restrictions or requirements with respect to additional debt, liens, asset sales, hedging activities, investments, dividends, mergers and acquisitions, and include financial covenants.  Interest rates and collateral requirements under the Credit Facilities will vary based on Forest’s credit ratings and financial condition, as governed by certain financial tests.

Under certain conditions, amounts outstanding under the Credit Facilities may be accelerated.  Bankruptcy and insolvency events with respect to Forest or certain of its subsidiaries will result in an automatic acceleration of the indebtedness under the Credit Facilities.  Subject to notice and cure periods in certain cases, other events of default under either of the Credit Facilities will result in acceleration of the indebtedness under the facilities at the option of the lenders.  Such other events of default include non-payment, breach of warranty, non-performance of obligations under the Credit Facilities (including financial covenants), default on other indebtedness, certain pension plan events, certain adverse judgments, change of control, a failure of the liens securing the credit facilities and an event of default under the Canadian Facility.

The Credit Facilities are collateralized by Forest’s assets.  Forest is required to mortgage, and grant a security interest in, 75% of the present value of the proved oil and gas properties and related assets of Forest and its subsidiaries.  If Forest’s corporate credit ratings by Moody’s and S&P meet pre-established levels, the security requirements would cease to apply and at Forest’s request the banks would release their liens and security interest on Forest’s properties.

From time to time, Forest and the syndication agents, documentation agents, global adminstrative agent and the other lenders party to the Credit Facilities, engage in other transactions, including securities offerings where such parties or their affiliates, may serve as an underwriter or initial purchaser of Forest’s securities and, or serve as counterparties to Forest’s hedging arrangements.

Forest intends to file the U.S. Facility and the Canadian Facility as exhibits to its next quarterly report on Form 10-Q.

Senior Notes Due 2019

On June 6, 2007, Forest announced that it had closed its previously announced private placement of $750 million of 7.25% senior notes due 2019 (the “Notes”).  The net proceeds of the Notes offering of approximately $740 million, after deducting initial purchaser discounts, were used to fund a portion of the cash merger consideration for Forest’s acquisition of Houston Exploration pursuant to the Merger Agreement.  Affiliates of certain purchasers of the Notes participated in the financing of the merger transactions, including the Credit Facilities, and one of the initial purchasers acted as Forest’s financial advisor in connection with the merger with Houston Exploration.

The Notes were issued under an indenture (the “Indenture”) dated as of June 6, 2007 among Forest, Forest Oil Permian Corporation, a wholly owned subsidiary of Forest (“Forest Permian”), as subsidiary guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes are unsecured obligations of Forest, rank equally in right of payment with Forest’s existing and future unsecured indebtedness,  rank senior in right of payment to all existing and future subordinated indebtedness, and are structurally subordinated in right of payment to Forest’s senior secured indebtedness, including its obligations under the Credit Facilities, to the extent of collateral securing such indebtedness, and all of the existing and future indebtedness and other liabilities of any Forest subsidiaries that do not guarantee the Notes.

On the date of issue, the Notes are jointly and severally guaranteed by Forest Permian on an unsecured basis.  In the future, any existing and future subsidiaries may deliver guarantees and any such guarantees may be released or terminated under certain circumstances.  Each subsidiary guarantee will have the same ranking with respect to the subsidiary’s indebtedness as the Notes will have with respect to Forest’s indebtedness.

Interest on the Notes is payable on June 15 and December 15 of each year, beginning December 15, 2007.  The Notes will mature on June 15, 2019.

Forest may redeem up to 35% of the Notes at any time prior to June 15, 2010, on one or more occasions, with the proceeds from certain equity offerings at a redemption price equal to 107.25% of the principal amount, plus accrued but unpaid interest.   Forest may redeem the Notes at any time beginning on or after June 15, 2012 at the prices set forth below, expressed as percentages of the principal amount redeemed, plus accrued but unpaid interest:

2012	103.625%
2013	102.417%
2014	101.208%
2015	and thereafter 100.000%

Forest may also redeem the Notes, in whole or in part, at a price equal to the principal amount plus a “make whole” premium, at any time prior to June 15, 2012, using a discount rate of the Treasury rate plus 0.50%, plus accrued but unpaid interest.

If Forest experiences a change of control (as defined in the Indenture), subject to certain exceptions, Forest must give holders of the Notes the opportunity to sell to Forest their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus accrued but unpaid interest.

Forest and its restricted subsidiaries are subject to certain negative covenants under the Indenture governing the Notes.  The Indenture limits the ability of Forest and each of its restricted subsidiaries to, among other things: incur additional indebtedness, create certain liens, make certain types of “restricted payments”, make investments, sell assets, enter into agreements that restrict dividends or other payments from its subsidiaries to itself, consolidate, merge or transfer all or substantially all of its assets, engage in transactions with affiliates, and pay dividends or make other distributions on capital stock or subordinated indebtedness.

In connection with the Notes, Forest and Forest Permian agreed to file a registration statement with the Securities and Exchange Commission so that the holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes and exchange Forest Permian’s guarantee for a registered guarantee having substantially the same terms as the original guarantee.

Forest intends to file the Indenture, the registration right agreement, and form of Note as exhibits to its next quarterly report on Form 10-Q.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On June 6, 2007, Forest announced that it had completed the previously announced acquisition of The Houston Exploration Company (“Houston Exploration”).  Pursuant to the terms and conditions of the agreement and plan of merger (“Merger Agreement”), among Forest, MJCO Corporation (“Merger Sub”), a wholly owned subsidiary of Forest, and Houston Exploration dated as of January 7, 2007, MJCO Corporation was merged into Houston Exploration, with Houston Exploration surviving the merger as a wholly owned subsidiary of Forest, and immediately thereafter, Houston Exploration merged with and into Forest, with Forest surviving the merger and continuing its corporate existence (the “Merger”).

Pursuant to the Merger Agreement, Forest paid total merger consideration of approximately $750 million in cash and issued approximately 24 million shares of its common stock for the acquisition. Based on the preliminary results of the merger consideration elections made by the Houston Exploration stockholders, the stock component was over subscribed. Based on the preliminary results of the merger consideration elections made by the Houston Exploration stockholders, the stock component was oversubscribed. As a result of the oversubscription for Forest’s common stock, the elections will be subject to agreed upon proration procedures described in the Merger Agreement. The Merger is structured to qualify as a reorganization for U.S. federal income tax purposes, such that each Houston Exploration stockholder generally should be subject to U.S. federal income tax only on the cash, if any, it receives in the Merger (or, if less, the gain it realizes upon the exchange of its Houston Exploration shares in the Merger).  A copy of the Merger Agreement has been filed with the Securities and Exchange Commission as Exhibit 2.1 to Forest’s Current Report on Form 8-K filed with the SEC on January 9, 2007 and as Appendix A to Forest’s Registration Statement on Form S-4 (File no. 333-140532) and is incorporated into this Item 2.01 by reference.

The source of funds for the cash component of the merger consideration included net proceeds from the private placement of the Notes due 2019 and  borrowings under the Credit Facilities. In addition,

immediately following the completion of the Merger, Forest repaid all of Houston Exploration’s outstanding bank debt totaling approximately $177 million.

Concurrent with the execution of the Merger Agreement, Forest and Merger Sub entered into a voting agreement with JANA Master Fund Ltd. and JANA Piranha Master Fund, Ltd. (collectively referred to as “JANA”).  As of January 7, 2007, JANA beneficially owned approximately 14.7% of the total issued and outstanding shares of common stock of Houston Exploration.   During the term of the voting agreement, JANA agreed to vote their shares of Houston Exploration stock in favor of the Merger.   The voting agreement  terminated on June 6, 2007.    Forest also entered into a standstill agreement with JANA dated as of January 7, 2007.   Under the standstill agreement, JANA has agreed not to propose any extraordinary transactions with Forest for a period that expires one year following the Merger, or June 6, 2008. The voting agreement was previously filed with the SEC as Exhibit 2.2 to Forest’s Current Report on Form 8-K filed on January 9, 2007.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.              Regulation FD Disclosure.

Completion of Houston Exploration Acquisition

On June 6, 2007, Forest announced that it had completed the previously announced acquisition of The Houston Exploration Company (“Houston Exploration”).  Forest also announced that it had reached an agreement with its commercial banks to amend and restate its credit facilities in connection with the Houston Exploration acquisition. The initial borrowing base will be $1.4 billion and  initial commitments will consist of a U.S. facility of up to $850 million and a Canadian facility of up to $150 million. Forest also announced that it had closed its previously announced private placement of $750 million of 7.25% senior notes due 2019 and planned to use the net proceeds to finance a portion of the cash consideration associated with the Houston Exploration transaction.   A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Results of Special Meeting of Houston Exploration Stockholders

On June 5, 2007, Houston Exploration announced that, at a special meeting of the Houston Exploration stockholders held on June 5, 2007 in Houston, Texas, its stockholders approved and adopted the Merger Agreement.

In connection with the Merger, Houston Exploration stockholders will receive total consideration equal to 0.84 shares of Forest common stock and $26.25 in cash for each outstanding share of Houston Exploration common stock. This represents per share consideration valued at $60.0239 to be received by Houston Exploration stockholders based on the average closing price of Forest shares during the ten-day valuation period specified in the Merger Agreement. The mix of cash and stock consideration to be received by each Houston Exploration stockholder will be determined by stockholder elections, subject to proration.    A copy of the Houston Exploration press release announcing the approval of the merger at the Houston Exploration special meeting is furnished as Exhibit 99.2.

Results of Houston Exploration Tender Offer for its Senior Notes

On June 5, 2007, Houston Exploration announced that, as of 5:00 p.m., New York City time, on June 5, 2007, it had received tenders from the holders of $169,178,000 in aggregate principal amount of its outstanding 7% Senior Subordinated Notes due 2013, which were accepted and purchased on June 6, 2007 prior to the Merger. The amount represents approximately 97% of the $175,000,000 principal amount outstanding. A copy of the Houston Exploration press release announcing the results of its tender offer is furnished as Exhibit 99.3.

The foregoing materials are not a substitute for the registration statement that was filed with the SEC in connection with Forest’s proposed acquisition of The Houston Exploration Company, or the joint proxy statement/prospectus that was mailed to shareholders commencing on May 4, 2007.  Investors are urged to read the joint proxy statement/prospectus as it contains important information, including detailed risk factors.  The registration statement and other documents filed by Forest and Houston Exploration with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Forest Oil Corporation, 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations; or by directing a request to The Houston Exploration Company, 1100 Louisiana Street, Suite 2000, Houston, TX 77002, Attention: Investor Relations.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Financial statements of Houston Exploration required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(d)           Exhibits

Exhibit	Description
2.1

Agreement and Plan of Merger by and among Forest Oil Corporation, MJCO Corporation and The Houston Exploration Company dated as of January 7, 2007 (incorporated by reference to Exhibit 2.1 to Forest’s Current Report on Form 8-K filed on January 9, 2007).

99.1

Forest Oil Corporation press release dated June 6, 2007, entitled “Forest Oil Announces the Close of The Houston Exploration Company Acquisition, $1 Billion Credit Facility Amendment, and $750 Million of 7.25% Senior Notes due 2019.”

99.2	The Houston Exploration Company press release dated June 5, 2007, entitled “Houston Exploration Stockholders Agree to Acquisition by Forest Oil.”

99.3	The Houston Exploration Company press release dated June 5, 2007, entitled “Houston Exploration Announces Expiration of Tender Offer for 7% Senior Subordinated Notes Due 2013.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: June 7, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1

Forest Oil Corporation press release dated June 6, 2007, entitled “Forest Oil Announces the Close of The Houston Exploration Company Acquisition, $1 Billion Credit Facility Amendment, and $750 Million of 7.25% Senior Notes due 2019.”

99.2	The Houston Exploration Company press release dated June 5, 2007, entitled “Houston Exploration Stockholders Agree to Acquisition by Forest Oil.”

99.3	The Houston Exploration Company press release dated June 5, 2007, entitled “Houston Exploration Announces Expiration of Tender Offer for 7% Senior Subordinated Notes Due 2013.”